UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 28, 2014

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Explanatory Note

Ecolab Inc. (the “Company”) is furnishing this Current Report on Form 8-K/A to revise certain information in its news release issued on April 28, 2014 announcing earnings for the first quarter ended March 31, 2014 (“News Release”). The News Release was previously furnished by the Company as an exhibit to its current report on Form 8-K dated April 28, 2014 (the “Original Form 8-K”). Subsequent to furnishing the Original Form 8-K, and during the process of completing its quarterly financial statements at March 31, 2014 in anticipation of filing its Form 10-Q for the quarterly period ended March 31, 2014, the Company determined that its $250 million Senior Notes due in 2015 should have been described as short-term debt on the Consolidated Balance Sheet as of March 31, 2014. Accordingly, the Company has revised the News Release to reflect this debt obligation as short-term debt rather than long-tern debt. The Company is amending the Original Form 8-K to furnish an updated version of the News Release to reflect this change.

Item 2.02 Results of Operations and Financial Condition.

A copy of the News Release, as revised to reflect the change described in the Explanatory Note above, is attached as Exhibit (99) and incorporated by reference herein. Ecolab also will publish the revised News Release on its website located at www.ecolab.com.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

(99)	Ecolab Inc. News Release dated April 28, 2014, as revised.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date:	April 30, 2014	By:	/s/David F. Duvick
David F. Duvick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated April 28, 2014, as revised.	Filed herewith electronically.